EXHIBIT 21
                  SUBSIDIARIES OF APS HOLDING CORPORATION, INC.

                                            JURISDICTION OF PERCENTAGE OF ISSUED
                                              INCORPORATION    AND OUTSTANDING
NAME OF COMPANY                              OR ORGANIZATION CAPITAL STOCK OWNED
---------------                              --------------- -------------------

I.   SUBSIDIARIES OF APS HOLDING CORPORATION
     ---------------------------------------
     A.P.S., Inc.                                 Delaware          100%

II.  SUBSIDIARIES OF A.P.S., INC.
     ----------------------------
     American Parts System, Inc.                  Delaware          100%
     APS Supply, Inc.                             Texas             100%
     A.P.S. Management Services, Inc.             Delaware          100%
     Autoparts Finance Company, Inc.              Delaware          100%
     Big A Auto Parts, Inc.                       Delaware          100%
     Parts, Inc.                                  Tennessee         100%
     Presatt, Inc.                                Delaware          100%

III. SUBSIDIARIES OF AMERICAN PARTS SYSTEM, INC.
     -------------------------------------------
     Installers' Service Warehouse, Inc.          Delaware          100%